UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2007

VIA PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-27264	33-0687976
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 Battery Street, Suite 330 San Francisco CA	94111
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 283-2200

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

VIA Pharmaceuticals, Inc. (formerly Corautus Genetics Inc.) (the “Company”) hereby amends its Current Report on Form 8-K that was filed with the Securities and Exchange Commission on June 11, 2007 (the “Original Form 8-K”) to supplement information disclosed under Item 4.01.

Background

On June 5, 2007, the Company announced that it had closed its merger (the “Merger”) with privately-held VIA Pharmaceuticals, Inc. (“VIA”) in accordance with the terms of the Agreement and Plan of Merger and Reorganization among Corautus Genetics Inc. (“Corautus”), Resurgens Merger Corp., a wholly-owned subsidiary of Corautus, and VIA, dated as of February 7, 2007, pursuant to which VIA became a wholly-owned subsidiary of Corautus (the “Merger”). Immediately following the consummation of the Merger on June 5, 2007, VIA was merged with and into Corautus, pursuant to which Corautus continued as the surviving corporation (the “Parent-Subsidiary Merger”). Immediately following the Parent-Subsidiary Merger, Corautus changed its name to “VIA Pharmaceuticals, Inc.” Following the closing of the Merger, the business conducted by the Company became the business conducted by VIA immediately prior to the closing of the Merger.

Item 4.01.	Changes in Registrant’s Certifying Accountant

Prior to the consummation of the Merger, Ernst & Young LLP (“E&Y”) served as the Company’s independent registered public accounting firm. Following the Merger, the Company made the decision to change its independent registered public accounting firm to Deloitte & Touche LLP (“Deloitte”), which firm had previously served as VIA’s independent registered public accounting firm. The dismissal of E&Y and the appointment of Deloitte as the Company’s independent registered public accounting firm, contingent upon Deloitte’s completion of its client approval procedures, was approved by the Audit Committee on June 5, 2007. Deloitte completed its client approval procedures and accepted the appointment as the Company’s independent registered public accounting firm as of June 19, 2007.

No accountant’s report issued by E&Y on the financial statements of Corautus for either of the past two fiscal years or any subsequent interim period contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. During the Company’s two most recent fiscal years (ended December 31, 2006 and 2005) and from January 1, 2007 through June 20, 2007, there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. There were no reportable events, as described in Item 304(a)(1)(v) of Regulation S-K, during the Company’s two most recent fiscal years (ended December 31, 2006 and 2005) and from January 1, 2007 through June 20, 2007.

During the Company’s two most recent fiscal years (ended December 31, 2006 and 2005) and from January 1, 2007 through June 19, 2007, the date as of which Deloitte accepted the appointment as the Company’s independent registered public accounting firm, Deloitte has not consulted with the Company regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was either the subject of a disagreement or reportable event identified in paragraph (a)(1)(iv) or (a)(1)(v) and related instructions of Item 304 of Regulation S-K. We have furnished a copy of this disclosure to Deloitte and provided Deloitte the opportunity to furnish us with a letter addressed to the Securities and Exchange Commission containing any new information, clarification of our expression of Deloitte’s views, or the respects in which it does not agree with the statements made by the Company in response to Item 304(a) of Regulation S-K.

We furnished a copy of this disclosure to E&Y and requested E&Y to furnish us with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by us herein in response to Item 304(a) of Regulation S-K and, if not, stating the respect in which it does not agree. A copy of this letter is filed as Exhibit 16.1 to this Current Report.

2

Item 9.01.	Financial Statements and Exhibits

(a)	Exhibits

Exhibit No.	Description
16.1	Letter from Ernst & Young LLP to the SEC dated June 20, 2007.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIA PHARMACEUTICALS, INC.

Date: June 20, 2007

	By:	/s/ James G. Stewart
James G. Stewart
	Title:	Senior Vice President, Chief Financial Officer and Secretary

4

EXHIBIT INDEX

Exhibit No.	Description
16.1	Letter from Ernst & Young LLP to the SEC dated June 20, 2007.

5